Exhibit 99.2

UEX CORPORATION

CONDENSED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS

June 30, 2022

(Unaudited – Prepared by Management)

Head office

1830 – 1030 West Georgia Street, Vancouver, BC V6E 2Y3

T: (306) 979-3849 F: (604) 669-1240

UEX CORPORATION Condensed Interim Consolidated Balance Sheet As at June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

	Notes	June 30 2022

Assets

Current assets
Cash and cash equivalents	3	$8,200,840
Amounts receivable	4	150,932
Prepaids and others		124,507

		8,476,279

Non-current assets
Deposits		6,817
Equipment	5	297,134
Right-of-use asset	6	77,797
Mineral properties	7	10,875,050
Investment in equity-accounted investee	9	18,868,843
Investments	8	175,000

Total assets		$38,776,920

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable and other liabilities	10	$2,265,567
Lease liability – current	11	52,125
Provision for remediation – current	12	60,000

		2,377,692

Non- current liabilities
Lease liability – long term	11	36,827
Provision for remediation – long term	12	140,000

Total liabilities		2,554,519

Shareholders’ equity
Share capital	13(b)	242,679,017
Share-based payments reserve	13(c)	4,386,495
Accumulated other comprehensive income (loss)		(227,625)
Deficit		(210,615,486)

		36,222,401

Total liabilities and shareholders’ equity		$38,776,920

Nature and continuance of operations	1
Commitments	13(d)
Contingencies	21
Arrangement agreement and subsequent events	22

See accompanying notes to the condensed interim consolidated financial statements.

Approved on behalf of the Company and authorized for issue on November 1, 2022.

“signed”	Director
Amir Adnani

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UEX CORPORATION Condensed Interim Consolidated Statement of Operations and Comprehensive Loss For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

		Three-month period ended June 30	Six-month period ended June 30
	Notes	2022	2022

Interest income		$10,222	$16,411
Management fees	20	3,000	6,000
Gain on disposal of equipment		-	-
Other income		6,500	6,500
		19,722	28,911

Expenses
Depreciation		15,559	31,118
Exploration and evaluation expenditures	17	686,004	3,400,251
Filing fees and stock exchange		62,406	106,563
Financing and interest		6,758	15,900
Legal and audit		508,066	603,374
(Gain) loss on foreign exchange		(302)	(1,171)
Loss on sale of investment		25	25
Maintenance		13,857	27,951
Office expenses, net of project surcharges	18	1,570,223	1,662,533
Salaries, net of project management fees & subsidies	19	205,291	247,396
Share-based compensation	13(c)	163,517	328,906
Travel and promotion		53,667	53,184
Write down of mineral property	7(iv)	910	910

		3,285,981	6,476,940

Loss from operations		(3,266,259)	(6,448,029)

Share of loss from equity-accounted investee	9	(531,391)	(1,384,493)

Loss before income taxes		(3,797,650)	(7,832,522)

Deferred income tax recovery	10	22,819	73,340

Loss for the period		(3,774,831)	(7,759,182)

Other comprehensive income (loss)

Fair value net change on financial assets - FVOCI	8,15	(174,125)	(275,000)

Comprehensive loss for the period		$(3,948,956)	$(8,034,182)

Basic and diluted loss per share	13(b)	(0.007)	(0.015)

Basic and diluted weighted-average number of shares outstanding		546,198,405	545,501,755

See accompanying notes to the condensed interim consolidated financial statements.

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UEX CORPORATION Condensed Interim Consolidated Statement of Changes in Equity For the six months Ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

	Number of common shares	Share capital	Share-based payments reserve	Accumulated other comprehensive income (loss)	Deficit	Total
December 31, 2021	544,022,002	237,444,465	4,580,664	47,375	(203,337,918)	38,734,586
Loss for the period	-	-	-	-	(7,759,182)	(7,759,182)
Issued pursuant to private placements	11,627,907	5,000,000	-	-	-	5,000,000
Share issuance costs	-	(16,894)	-	-	-	(16,894)
Stock option exercise	600,000	185,821	(62,821)	-	-	123,000
Warrant exercise	312,500	65,625		-	-	65,625
Fair value change in financial assets - FVOCI	-	-	-	(275,000)	-	(275,000)
Share-based payment transactions	-	-	350,266	-	-	350,266
Transfer to deficit on cancellation and expiry of share purchase options	-	-	(481,614)	-	481,614	-
June 30, 2022	556,562,409	$242,679,017	$4,386,495	$(227,625)	$(210,615,486)	$36,222,401

See accompanying notes to the condensed interim consolidated financial statements.

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UEX CORPORATION Condensed Interim Consolidated Statement of Cash Flows For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

		Three-month period ended June 30	Six-month period ended June 30
	Notes	2022	2022

Cash provided by (used for):

Operating activities
Loss for the period		$(3,774,831)	$(7,759,182)

Adjustments for:
Depreciation		35,285	69,187
Deferred income tax recovery	10	(22,819)	(73,340)
Share of loss from equity-accounted investee		531,391	1,384,493

Loss on sale of investments		25	25
Interest income		(10,222)	(16,411)
Interest on lease liabilities	11	1,703	3,621
Share-based compensation	13(c)	174,341	350,266
Write down of mineral property		910	910

Changes in:
Amounts receivable		410,491	(64,021)
Prepaid expenses and deposits		12,914	(44,936)
Accounts payable and other liabilities		789,604	1,886,757
Provision		200,000	200,000

		(1,651,208)	(4,062,631)

Investing activities
Interest income received		5,899	8,634

Investment in equity-accounted investee	9	363,657	(34,276)
Purchase of equipment		(11,095)	(120,419)

Proceeds from sale of investment		4,350	4,350

		362,811	(141,711)

Financing activities
Lease liability payments	11	(14,175)	(28,350)
Proceeds from options exercise	13(c)	-	123,000
Proceeds from warrants exercise	13(e)	-	65,625
Proceeds from share issuance	13(b)	5,000,000	5,000,000
Share issuance costs	13(b)	(15,685)	(16,894)

		4,970,140	5,143,381

Change in cash and cash equivalents during the period		3,681,743	939,039

Cash and cash equivalents, beginning of period		4,519,097	7,261,801

Cash and cash equivalents, end of period		$8,200,840	$8,200,840

Supplementary information
Non-cash transactions
Decrease in other liabilities due to extinguishment of flow-through premium on renouncement	10	(22,819)	(73,340)
Non-cash share-based compensation included in exploration and evaluation expenditures	17	10,824	21,360
Depreciation included in exploration and evaluation expenditures	17	19,726	38,070

See accompanying notes to the condensed interim consolidated financial statements.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

1.	Nature and continuance of operations

UEX Corporation (the “Company”) was incorporated under the Canada Business Corporations Act on October 2, 2001. The Company entered into an agreement with Pioneer Metals Corporation (“Pioneer”) and Cameco Corporation (“Cameco”) to establish the Company as a public uranium exploration company. On July 17, 2002, under a plan of arrangement with Pioneer, Pioneer transferred to the Company its uranium exploration properties and all related assets, including the Riou Lake and Black Lake projects. On the same date, Cameco transferred its Hidden Bay uranium exploration property and certain related assets, in exchange for shares of the Company.

The Company is currently engaged in the exploration and evaluation of its mineral properties located in the province of Saskatchewan. The principal address is located at 1830-1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3.

The Company is exploring and evaluating its mineral properties and has not yet determined whether its mineral properties contain mineral resources that are economically recoverable. The recoverability of amounts shown for mineral properties is dependent upon the discovery of economically recoverable mineral resources, the ability of the Company to obtain the necessary financing to complete exploration programs and development and upon future profitable production or proceeds from the disposition of its mineral properties. The Company performed an evaluation of impairment indicators under IFRS 6 for its mineral properties as at June 30, 2022 and has concluded that there are no indicators of impairment.

The Company has sufficient financial resources for exploration, evaluation, and administrative costs for at least, but not limited to, twelve months from the end of the reporting period. The Company will require additional financing from time to time and although it has been successful in the past, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be available on acceptable terms. As at June 30, 2022, the Company had working capital of $6.1 million of which $1.5 million is committed to be spent on qualifying expenditures to satisfy flow-through share requirements, leaving $4.6 million to finance operating and exploration activities through the next twelve months and beyond.

2.	Significant accounting policies

(a)	Statement of compliance

These unaudited condensed interim consolidated financial statements have been prepared to meet the reporting requirements of Rule 3-05 of Regulation S-X for purposes of a filing with the U.S Securities and Exchange Commission in connection with the acquisition of UEX Corporation by Uranium Energy Corp. These unaudited condensed interim consolidated financial statements have been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting, as issued by the International Accounting Standards Board (“IASB”), except that they do not include comparative financial information related to the three and six month periods ended June 30, 2021 or as at December 31, 2021, and do not include all of the information required for full annual financial statements.

These unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s annual 2021 audited consolidated financial statements, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) ”), as issued by the International Accounting Standards Board (“IASB”), except that they do not include comparative financial information for the year ended December 31, 2020 as required by IAS 1, Presentation of Financial Statements.

These unaudited condensed interim consolidated financial statements of UEX Corporation were approved and authorized for issue on November 1, 2022.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

2.	Significant accounting policies (continued)

(b)	Functional and presentation currency

These unaudited condensed interim consolidated financial statements are presented in Canadian dollars, which is the functional currency of the Company. Transactions in currencies other than the entity’s functional currency are recorded at the rate of exchange prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. Translation gains and losses are recorded in profit or loss.

(c)	Basis of consolidation

These unaudited condensed interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, CoEX Metals Corporation. Subsidiaries are entities controlled by the Company. Control is having power over the entity, rights to variable returns from its involvement with the entity, and the ability to use its power to affect the amount of returns. All intercompany transactions and balances are eliminated on consolidation.

(d)	Use of estimates and judgments

The preparation of unaudited condensed interim consolidated financial statements requires management to make accounting estimates and assumptions requiring judgment in applying the Company’s accounting policies. These estimates and assumptions may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of these unaudited condensed interim consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Actual amounts may differ from such estimates. In preparing these unaudited condensed interim consolidated financial statements, the significant judgments made by management in applying the Company’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the Company’s financial statements as at and for the year ended December 31, 2021.

(e)	Significant accounting policies

The accounting policies applied by the Company in these unaudited condensed consolidated interim financial statements are the same as those applied by the Company in its consolidated financial statements as at and for the year ended December 31, 2021.

There are no new standards not yet adopted that are expected to have a material impact on the Company’s financial statements.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

3.	Cash and cash equivalents

June 30 2022
Cash	$8,140,840
Short-term deposits	60,000
$8,200,840

At June 30, 2022, $1,548,085 of the Company’s cash and cash equivalents is to be spent on qualifying exploration expenditures to satisfy the Company’s flow-through share commitments (Note 13(d)).

4.	Amounts receivable

June 30 2022
Amounts receivable from a related party (Note 20)	$17,592
Interest receivable	4,534
Goods and services tax receivable	122,306
Other receivable	6,500
$150,932

Interest receivable reflects unpaid interest earned on short-term deposits and savings accounts.

5.	Equipment

	Exploration camp	Exploration equipment	Computing equipment	Furniture and fixtures	Total
Cost
Balance at December 31, 2021	285,005	476,467	223,715	87,600	1,072,787
Additions	105,025	12,847	2,547	-	120,419
Disposals	-	(2,650)	-	-	(2,650)
Balance at June 30, 2022	$390,030	$486,664	$226,262	$87,600	$1,190,556

Accumulated depreciation
Balance at December 31, 2021	115,707	459,987	187,518	87,012	850,224
Depreciation	28,122	5,826	11,754	146	45,848
Disposals	-	(2,650)	-	-	(2,650)
Balance at June 30, 2022	$143,829	$463,163	$199,272	$87,158	$893,422
Net book value
Balance at June 30, 2022	$246,201	$23,501	$26,990	$442	$297,134

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

6.	Right-of-use asset

Office
Balance at December 31, 2021	101,136
Depreciation	(23,339)
Balance at June 30, 2022	$77,797

The Company leases property for its office in Saskatoon, which has been capitalized as a right-of-use asset under IFRS 16. See Note 11 for associated lease liability.

7.	Mineral properties

Exploration and evaluation assets – acquisition costs

	Hidden Bay	Horseshoe-Raven	West Bear	Black Lake	Christie Lake	Other	Total
	(i)	(ii)	(iii)	(vi)	(viii)	(iv)
Balance at December 31, 2021	3,692,310	351,351	446,523	359,385	6,000,000	26,391	10,875,960
Additions	-	-	-	-	-	-	-
Impairment charges for the period	-	-	-	-	-	(910)	(910)
Balance at June 30, 2022	$3,692,310	$351,351	$446,523	$359,385	$6,000,000	$25,481	$10,875,050

Project ownership interest stated in this note reflects only the Company’s direct ownership interest.

The Company’s mineral property interests include both 100% owned projects as well as joint operations in which the Company has less than 100% ownership. The joint operations are governed by contractual arrangements but have not been organized into separate legal entities or vehicles.

The joint arrangements that the Company is party to in some cases entitle the Company to a right of first refusal on the projects should one of the partners choose to sell their interest. The joint arrangements are governed by a management committee which sets the annual exploration budgets for these projects. Should the Company be unable to, or choose not to, fund its required contributions as outlined in the agreement, there is a risk that the Company’s ownership interest could be diluted. As a result of decisions to fund exploration programs for the joint arrangements, the Company may choose to complete further equity issuances or fund these amounts through the Company’s general working capital.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

7.	Mineral properties (continued)

Exploration and evaluation assets (continued)

100% owned projects

(i)	Hidden Bay Project

The Company’s 100% owned Hidden Bay Project includes exploration areas Tent Seal, McClean South, Shamus, Rabbit West, Wolf Lake, Rhino, Dwyer, and is located in the eastern Athabasca Basin of northern Saskatchewan, Canada.

(ii)	Horseshoe-Raven Project

The Company’s 100% owned Horseshoe-Raven Project includes the Horseshoe and Raven Deposits and is located in the eastern Athabasca Basin of northern Saskatchewan, Canada.

(iii)	West Bear Project

The West Bear Project lands host the West Bear Cobalt-Nickel Deposit and the West Bear Uranium Deposit and are 100% owned by UEX, with the exception of Mineral Lease 5424 which is a joint arrangement between UEX (77.961%), Empresa Nacional Del Uranio S.A. (7.548%), Nordostschweizerische Kraftwerke A.G. (7.548%) and Encana (6.944%).

The Umpherville River mineral claims that are included as part of the West Bear Project are subject to a 2% net smelter return royalty (“NSR”) on 20% of the project for each mineral produced (equivalent to a 0.4% NSR on the total project) with the NSR on uranium capped at $10 million.

On March 7, 2018, UEX purchased a single 890 hectare claim from Denison Mines Corp. (“Denison”) which was incorporated into the West Bear Project. This claim is subject to a 1.5% NSR royalty to Denison which can be purchased anytime for a cash payment of $950,000.

(iv)	Other Projects

UEX acquired Christie West, Key West, Axis Lake and George Lake via staking, the costs of which have been capitalized.

The Christie West Project is comprised of two claims adjacent to the Christie Lake Project. An ownership position in these claims was offered to JCU (Canada) Exploration Company Limited (“JCU”), who elected not to participate in these two claims.

The Key West Project is comprised of five claims west of, and adjacent to, Cameco’s Key Lake Uranium Operation.

The Axis Lake property is located just north of the Riou Lake and Black Lake Projects in the Northern Athabasca Basin.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

7.	Mineral properties (continued)

Exploration and evaluation assets (continued)

100% owned projects (continued)

(iv)	Other Projects (continued)

The George Lake property is located 45 kilometers east of the West Bear Project.

The Company holds a 100% interest in the Riou Lake Project located in the northern Athabasca Basin. Original mineral property acquisition costs associated with the Riou Lake Project were written off due to a lack of ongoing exploration activity. UEX continues to maintain several Riou Lake claims in good standing, with nominal re-staking fees for Riou Lake included in mineral property costs. On July 31, 2022, three Riou Lake claims lapsed; these were written off in Q2 2022.

Also included in these acquisition costs are nominal staking fees for claims that were incorporated into the Western Athabasca Projects.

Joint operations

UEX is party to the following joint arrangements:

	June 30, 2022
Ownership interest (%)	UEX	Orano	JCU(1)	ALX	Total
Beatty River	22.0444	56.5303	21.4253	-	100.0000
Black Lake	51.4260	8.574	-	40.0000	100.0000
Christie Lake	65.5492	-	34.4508	-	100.0000
Western Athabasca
Alexandra	21.0482	78.9518	-	-	100.0000
Brander	49.0975	50.9025	-	-	100.0000
Erica	49.0975	50.9025	-	-	100.0000
Laurie	32.9876	67.0124	-	-	100.0000
Mirror River	32.3354	67.6646	-	-	100.0000
Nikita	12.7151	87.2849	-	-	100.0000
Shea Creek	49.0975	50.9025	-	-	100.0000
Uchrich	30.4799	69.5201	-	-	100.0000

(1)	Effective August 3, 2021, the Company has a 50% interest in JCU. See Note 9.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

7.	Mineral properties (continued)

Exploration and evaluation assets (continued)

Joint operations (continued)

(v)	Western Athabasca Projects

The Western Athabasca Projects located in the western Athabasca Basin consist of eight separate joint operations. The Shea Creek Project is host to the Kianna, Anne, Colette and 58B Deposits.

The Anne and Colette deposits are subject to a royalty of US$0.212 per pound of U3O8 sold to a maximum royalty of US$10,000,000.

The Company has expensed $65 million on the Western Athabasca Projects since 2004, including $54 million on Shea Creek, which contains significant mineral resources (see Note 17 Exploration and evaluation expenditures). Although acquisition costs associated with the Western Athabasca Projects were previously written off, UEX has no intention to abandon these projects.

No programs were proposed by Orano for 2022.

(vi)	Black Lake Project

The Black Lake Project (“Black Lake”), located in the northern Athabasca Basin, is a joint operation with Orano and ALX Resources Corp (“ALX”), with the Company being the operator of this project.

Effective March 6, 2020, the Option Agreement was terminated and replaced with the Black Lake Joint Venture Agreement, thus ALX is no longer eligible to increase its interest in the Black Lake Project to 75% under the provision of the prior Option Agreement.

(vii)	Beatty River Project

The Beatty River Project is located in the western Athabasca Basin, with Orano as the operator of this project. Although acquisition costs associated with the Beatty River Project were previously written off, UEX has no intention to abandon this project.

(viii)	Christie Lake Project

UEX is the operator of this project located in the eastern Athabasca Basin. Per the Christie Lake Option Agreement (“Option Agreement”), the Company earned a 60% interest in the Christie Lake Project by making $6.0 million in cash payments and completing $10.0 million in exploration work.

UEX completed its exploration program for 2021, in which JCU chose to participate. Per the Joint Venture Agreement, UEX’s and JCU’s interest remained at 65.5% and 34.5%, respectively.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

8.	Investments

The Company holds 5,000,000 common shares of ALX Resource Corp. These common shares are being held for long-term investment purposes. The shares have been classified as equity instruments carried at fair value, with changes in fair value reflected in other comprehensive income (FVOCI).

Investments	June 30 2022
Common shares held – Vanadian (1) (3) (TSX.V: VEC)	$-
Common shares held – ALX (2) (TSX.V: AL) (see Note 15)	175,000
$175,000

(1)	The initial fair value of the shares was $29,750 based on the market closing prices on February 13, 2013 ($27,000) and June 23, 2014 ($2,750), the dates the shares were received.

(2)	The initial fair value of the shares was $400,000 based on the market closing price on June 14, 2018 ($0.08 per share), the date the shares were issued.

(3)	On April 20, 2022, the Company disposed of all the Vanadian shares for gross proceeds of $4,350 and recognized a loss of $25.

The fair value of the ALX common shares is based on the quoted market price at period end for these securities.

9.	Equity-accounted investee

On August 3, 2021, the Company acquired 100% of the shares of JCU from Overseas Uranium Resources Development Co., Ltd. for $41.0 million. On August 3, 2021, the Company sold 50% of the JCU shares to Denison for $20.5 million. Prior to the transaction, on August 3, 2021, the Company and Denison entered into a three-month, interest-free, Term Loan for $40.95 million to facilitate the Company’s purchase of 100% of the shares of JCU, $20.5 million of which was retired upon the Company transferring 50% of the JCU shares to Denison. The remaining $20.45 million of the Term Loan was repaid on September 17, 2021.

JCU is a private Canadian company engaged in the exploration and development of uranium assets in Canada. It has partnerships and interests in 12 uranium exploration and development projects in the Athabasca Basin and Nunavut, including ownership interests in Denison’s Wheeler River Project (10.0%), Cameco’s Millennium Project (30.1%), Orano’s Kiggavik Project (33.8%), and UEX’s Christie Lake Project (34.5%).

The Company’s 50% participation in JCU is a joint venture, therefore the Company accounts for the joint venture on an equity basis.

The consideration for the asset acquisition of JCU on August 3, 2021 (100% basis) was allocated to the assets and liabilities as follows:

Cash and cash equivalents	$5,823,808
Other current assets	1,619
Non-current assets	35,355,252
Current liabilities	(180,679)
Non-current liabilities	-
$41,000,000

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

9.	Equity-accounted investee (continued)

The following tables summarize the financial information of JCU and reconciles the summarized financial information to the carrying amount of UEX’s interest in JCU:

	June 30 2022 (100% basis)	UEX’s non- ownership interest (50%)	Consolidating adjustments (1)	Carrying amount in the statement of financial position

Cash and cash equivalents	$2,750,624	$(1,375,312)	$-	$1,375,312
Other current assets	6,831	(3,416)	-	3,415
Non-current assets	25,039,713	(12,519,857)	5,486,633	18,006,489
Current liabilities	(1,032,746)	516,373	-	(516,373)
Non-current liabilities	(35,493,758)	17,746,879	17,746,879	-
Total	$(8,729,336)	$4,364,667	$23,233,512	$18,868,843

(1) The Company records certain consolidating adjustments to allocate the purchase price and acquisition costs, eliminate unrealized profit, and align accounting treatment of mineral property exploration and evaluation costs.

A summary of the investment in JCU is as follows:

	Number of shares	Value
Balance, December 31, 2021	34,832	20,219,060
Share of equity loss	-	(1,384,493)
Consolidating adjustments – intercompany transactions	-	34,276
Balance, June 30, 2022	34,832	$18,868,843

A summary of UEX’s share of loss from JCU is as follows:

	Three months ended June 30	Six months ended June 30
	2022	2022

Interest income	$5,579	$11,153
Total expense	(21,553)	(28,086)
Consolidating adjustments – alignment of accounting policies (1)	(1,046,808)	(2,752,053)
	(1,062,782)	(2,768,986)
UEX’s 50% share of net loss	$(531,391)	$(1,384,493)

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

10.	Accounts payable and other liabilities

June 30 2022

Trade payables	$1,934,892
Other liabilities	211,591
Flow-through share premium	119,084
$2,265,567

Other liabilities comprise of general and exploration costs incurred in the period for which invoices had not been received at the balance sheet date.

11.	Lease liability

The Company has an obligation under lease for its Saskatoon office which expires in February 2024.

June 30 2022

Current	$52,125
Non-current	36,827
$88,952

The following table presents the contractual undiscounted cash flows for lease obligations as at June 30, 2022:

June 30 2022

2022	$42,525
2023	56,700
2024	9,450

Interest expense on lease obligations for the three-month period ended June 30, 2022 was $1,703. Total cash outflow for leases was $14,175, including $12,472 of principal payments on lease liabilities.

Interest expense on lease obligations for the six-month period ended June 30, 2022 was $3,621. Total cash outflow for leases was $28,350, including $24,729 of principal payments on lease liabilities.

UEX | Unearthing Energy Metals	14

UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

12.	Provision for remediation

The Company has recorded a provision for environmental remediation at the Horseshoe-Raven Camp.

Environmental remediation

Balance, December 31, 2021	$-
Provisions made	200,000
Provisions used	-
Balance, June 30, 2022	$200,000

The provision represents the estimated cost of environmental remediation of the Horseshoe-Raven camp, which is expected to be incurred before the end of 2023. Expected environmental remediation includes clean-up of mineralized core and other non-combustible material. The Horseshoe-Raven camp has been consistently utilized in drill programs since 2012 after being purchased from a drilling contractor. Expected remediation will also include the removal and modification of various unused or worn-out equipment, general maintenance of camp infrastructure such as core racks, removal of debris and unused and weathered drilling supplies, and updating some camp plumbing systems.

The Company expects to incur approximately $200,000 on remediation before the end of 2023. No discount rate was used in the calculation of the present value of the provision as at June 30, 2022, as the impact of time value of money is negligible.

Environmental remediation

Current	$60,000
Non-current	140,000
$200,000

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

13.	Share capital

(a)	Authorized

The authorized share capital of the Company consists of an unlimited number of common shares and an unlimited number of (no par value) preferred shares issuable in series, of which 1,000,000 preferred shares have been designated Series 1 Preferred Shares. As of June 30, 2022, no preferred shares have been issued.

(b)	Issued and outstanding – common shares

	Number of shares	Value
Balance, December 31, 2021	544,022,002	237,444,465
Issued pursuant to private placement	11,627,907	5,000,000
Issued pursuant to option exercise	600,000	185,821
Issued pursuant to warrant exercise	312,500	65,625
Share issuance costs	-	(16,894)
Balance, June 30, 2022	556,562,409	$242,679,017

The weighted average number of shares outstanding for the three months ended June 30, 2022 was 546,198,405 and for the six months ended June 30, 2022 was 545,501,755. For purposes of calculating diluted loss per share, the weighted average number of shares is adjusted for the effects of dilutive potential common shares, of which there were none in 2022.

On June 21, 2022, the Company completed a private placement with Uranium Energy Corp. (“UEC”) of 11,627,907 common shares at a price of $0.43 per common share, for gross proceeds of $5,000,000. Share issuance costs totaled $15,684.

Additional share issuance costs of $1,209 were incurred in the six months ended June 30, 2022 with respect to warrant and stock option exercises, RSUs and other financing matters.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

13.	Share capital (continued)

(c)	Share-based compensation

Total share-based compensation related to share purchase options and RSUs vested during the six months ended June 30, 2022 was $350,266. The amount included in exploration and evaluation expenditures for the six-month period ended June 30, 2022 is $21,360, which relates to share purchase options vested, and the remaining $328,906 was expensed to share-based compensation, which comprises of the fair value expense of share purchased options vested of $205,322 and the fair value expense of RSUs vested of $123,584.

Total share-based compensation related to share purchase options and RSUs vested during the three months ended June 30, 2022 was $297,925. The amount included in exploration and evaluation expenditures for the three months ended June 30, 2022 is $10,824, which relates to share purchase options vested, and the remaining $163,517 was expensed to share-based compensation, which comprises of the fair value expense of share purchase options vested of $101,384 and the fair value expense of RSUs vested of $62,133.

Stock Option Plan

Under the Company’s Stock Option Plan, the Company may grant share purchase options to its key employees, directors, officers and others providing services to the Company. Under the plan, the exercise price of each share purchase option shall be fixed by the Board of Directors but shall not be less than the quoted closing market price of the shares on the Toronto Stock Exchange on the date prior to the share purchase option being granted and a share purchase option’s maximum term is 10 years. The shares subject to each share purchase option shall vest at such time or times as may be determined by the Board of Directors.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

13.	Share capital (continued)

(c)	Share-based compensation (continued)

A summary of the status of the Company’s share-based compensation plan as at June 30, 2022 and changes during the periods ended on these dates is presented below:

	Number of share purchase options	Weighted- average exercise price
Outstanding, December 31, 2021	27,575,000	$0.25
Exercised	(600,000)	0.21
Cancelled	(50,000)	0.46
Expired	(1,350,000)	0.59
Outstanding, June 30, 2022	25,575,000	$0.23

(1)	The weighted average share price at date of exercise was $0.37.

For the six-month period ended June 30, 2022, 600,000 stock options were exercised with a weighted average exercise price of $0.21 for gross proceeds of $123,000.

Additional information regarding stock options outstanding as at June 30, 2022 is as follows:

	Outstanding			Exercisable
Range of exercise prices	Number of share purchase options	Weighted- average exercise price	Weighted- average remaining contractual life (years)	Number of share purchase options	Weighted- average exercise price
$0.125 – 0.33	21,875,000	$0.19	3.46	21,691,667	$0.19
0.34 – 0.60	3,700,000	0.46	4.20	1,233,333	0.46
	25,575,000	$0.23	3.57	22,925,000	$0.21

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

13.	Share capital (continued)

(c)	Share-based compensation (continued)

Restricted Share Unit Plan

During 2020 the Board of Directors approved a Restricted Share Unit (“RSU”) Plan. Pursuant to the RSU Plan, the Board may grant to eligible participants awards under the RSU Plan, with each award granted entitling an eligible participant to receive one RSU. Each RSU represents the right of an eligible participant to receive one common share. The aggregate maximum number of common shares that may be issued pursuant to the RSU Plan is limited to 6,000,000 common shares. The RSU’s shall vest at such time or times as may be determined by the Board of Directors.

A summary of the status of the Company’s RSUs as at June 30, 2022 is presented below:

	Number of restricted share units	Weighted average fair value at grant date
Outstanding, June 30, 2022	1,017,875	$0.41

The estimated fair value expense of RSUs vested for the six-month period ended June 30, 2022 was $123,584 and was included in share-based compensation expense.

The aggregate number of common shares that may be reserved for issuance under the RSU Plan on the grant of awards, together with any other securities-based compensation arrangements of the Company in effect, including the Stock Option Plan, shall not exceed 10% of the issued and outstanding common shares of the Company. The 1,249,033 RSUs granted and 25,575,000 stock options outstanding as of June 30, 2022 represent 0.22% and 4.60%, respectively, of the Company’s issued and outstanding common shares, for a total of 4.82% of the Company’s issued and outstanding common shares. The aggregate number of stock options and RSUs available for grant as of June 30, 2022 is 28,832,208, representing 5.18% of the Company’s issued and outstanding common shares.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

13.	Share capital (continued)

(c)	Share-based compensation (continued)

As at June 30, 2022 the share-based payments reserve values of $4,386,495 on the balance sheet reflect the fair value of outstanding vested share purchase options of $2,870,845 the fair value of outstanding RSUs of $173,335 and the fair value of broker warrants outstanding of $1,342,315. If all options and warrants were exercised, and RSUs vested, the entire balance of the share‑based payments reserve would be transferred to share capital.

(d)	Flow-through shares

The Company has financed a portion of its exploration programs through the use of flow-through share issuances. Income tax deductions relating to these expenditures are claimable by the investors and not by the Company.

As at June 30, 2022, the Company had spent $953,415 of the $2,501,500 flow-through funds raised in the December 17, 2021 placement. The Company renounced the income tax benefit of the private placement to its subscribers effective December 31, 2021. The Company incurred $7,634 in Part XII.6 tax on unspent amounts for the six-month period ended June 30, 2022, which has been accounted for under financing and interest expense.

As at June 30, 2022, the Company had spent all of the $3,780,160 flow-through funds raised in the December 2, 2020 placement. The Company renounced the income tax benefit of the private placement to its subscribers effective December 31, 2020. The Company incurred no Part XII.6 tax on unspent amounts for the year ended December 31, 2021 as a result of Canada’s COVID-19 Economic Response Plan, which has been accounted for under financing and interest expense. The qualifying expenditures incurred in 2021 will be deemed to have been incurred in January 2021, and since Part XII.6 does not apply to amounts expended in January of the normal look-back year, the amounts expended in the normal look-back year are exempted from Part XII.6 tax. The qualifying expenses to be incurred in 2022 will be deemed to be incurred 12 months earlier for purposes of determining the Part XII.6 tax liability. The Company incurred $584 in Part XII.6 tax relating to this placement.

On June 29, 2021, Bill C-30, Budget Implementation Act, 2021, No.1 received Royal Assent. Bill C-30 includes extension of the timeline to incur qualified expenditures by 12 months under the look-back rule for flow-through share agreements that were entered in 2019 and 2020. As a result of the extension, the Company will have until December 31, 2021 (versus December 31, 2020) for the flow-through share agreement entered in 2019 and renounced by December 31, 2019. Similarly, the Company will have until December 31, 2022 (versus December 31, 2021) for the flow-through share agreement entered in 2020 and renounced by December 31, 2020. For Part XII.6 tax, new deeming provisions will apply such that the qualifying expenditures are treated as incurred up to one year earlier than the date they are actually incurred. The provisions will also provide a reduction to the Part XII.6 tax that would otherwise be payable.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

13.	Share capital (continued)

(e)	Warrants

Outstanding share purchase warrants entitle their holders to purchase common shares of the Company at a price outlined in the warrant agreements. The following table summarizes the continuity of share purchase warrants for the Company:

	Number of Warrants	Weighted Average Exercise Price

Balance, December 31, 2021	52,101,842	0.34
Exercised	(312,500)	0.21
Balance, June 30, 2022	51,789,342	$0.34

As at June 30, 2022 the Company’s outstanding share purchase warrants had expiry dates and exercise prices as follows:

Expiry Date for Warrants	Number of Warrants	Exercise Price

May 20, 2023	1,933,437	$0.21
June 2, 2023	8,240,666	0.18
June 2, 2023	774,489	0.13
September 7, 2024	36,463,750	0.40
September 7, 2024	4,377,000	0.29
Balance, June 30, 2022	51,789,342	$0.34

For the six months ended June 30, 2022, 312,500 warrants were exercised regularly with a weighted average exercise price of $0.21 for gross proceeds of $65,625.

14.	Management of capital

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern in order to pursue the exploration and evaluation programs on its mineral properties. The Company manages its capital structure, consisting of shareholders’ equity, and makes adjustments to it, based on funds available to the Company, in order to support the exploration and evaluation of its mineral properties. Historically, the Company has relied exclusively on the issuance of common shares for its capital requirements. The Company has not changed its approach to capital management during the current period and is not subject to any external capital restrictions.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

15.	Management of financial risk

The Company operates entirely in Canada and is therefore not subject to any significant foreign currency risk. The Company’s financial instruments are exposed to limited liquidity risk, credit risk and market risk.

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk through the management of its capital structure as outlined in Note 14. Accounts payable and other liabilities are due within the current operating period.

Credit risk is the risk of an unexpected loss if a third party to a financial instrument fails to meet its contractual obligations. The Company’s exposure to credit risk includes cash and cash equivalents, amounts receivable and deposits. The Company reduces its credit risk by maintaining its bank accounts at large national financial institutions. The maximum exposure to credit risk is equal to the carrying value of cash and cash equivalents, amounts receivable and deposits. The Company’s investment policy is to invest its cash in highly liquid short-term interest-bearing investments that are redeemable 90 days or less from the original date of acquisition.

Market risk is the risk that changes in market prices such as foreign exchange rates and interest rates will affect the Company’s income. The Company is subject to interest rate risk on its cash and cash equivalents. The Company reduces this risk by investing its cash in highly liquid short-term interest-bearing investments that earn interest on a fixed rate basis.

All financial instruments measured at fair value are categorized into one of three hierarchy levels, described below, for disclosure purposes. Each level is based on the transparency of the inputs used to measure the fair values of assets and liabilities:

●   Level 1 - Values based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

●   Level 2 - Values based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability; and

●   Level 3 - Values based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

The carrying values of cash and cash equivalents, amounts receivable, deposits, and accounts payable and other liabilities are a reasonable estimate of their fair values because of the short period to maturity of these instruments.

Cash and cash equivalents are classified as financial assets at amortized cost and are initially recorded at fair value and subsequently at amortized cost with accrued interest recorded in accounts receivable.

The following table summarizes those assets and liabilities carried at fair value:

Investments – as at June 30, 2022	Level 1	Level 2	Level 3	Total

Shares – ALX (TSX-V: AL)	175,000	-	-	175,000
	$175,000	$-	$-	$175,000

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

15.	Management of financial risk (continued)

The following table shows a reconciliation from the beginning balances to ending balances for Level 1 fair value measurements for investments:

	Number of Shares	Change in Fair Value	Fair Value

Balance, December 31, 2021	5,087,500		$454,375
Gains (losses) for the three months ended March 31, 2022		$(100,875)
Gains (losses) for the three months ended June 30, 2022	(87,500)	(178,500)
Changes in fair value – total unrealized gain (loss) on financial assets at FVOCI (shares) – six months ended June 30, 2022		$(279,375)	(279,375)

Balance, June 30, 2022	5,000,000		$175,000

16.	Segmented information

The Company conducts its business as a single operating segment, being the mining and mineral exploration business in Canada. All mineral properties and equipment are located in Canada.

17.	Exploration and evaluation expenditures

Exploration and evaluation expenditures for the six months ended June 30, 2022:

		2022
Project	Cumulative to December 31, 2021	Expenditures in the period	Cumulative to June 30, 2022

Beatty River	$877,061	$-	$877,061
Black Lake	14,498,484	-	14,498,484
Christie Lake	14,642,753	1,801,788	16,444,541
Hidden Bay	35,061,891	1,231,000	36,292,891
Horseshoe-Raven	41,966,891	218,277	42,185,168
Other projects (2)	133,524	17,258	150,782
West Bear Co-Ni	7,785,780	106,607	7,892,387
Western Athabasca
Shea Creek	54,345,456	25,321	54,370,777
Other WAJV	10,929,302	-	10,929,302
All Projects Total	$180,241,142	$3,400,251	$183,641,393

(1)	Exploration and evaluation expenditures have been presented on a cumulative basis from July 17, 2002.
(2)	Other projects include: Axis Lake, Christie West, Key West, and Riou Lake.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

17.	Exploration and evaluation expenditures (continued)

Exploration and evaluation expenditures for the three months ended June 30, 2022:

		2022
Project	Cumulative to March 31, 2022	Expenditures in the period	Cumulative to June 30, 2022

Beatty River	$877,061	$-	$877,061
Black Lake	14,498,484	-	14,498,484
Christie Lake	16,281,873	162,668	16,444,541
Hidden Bay	36,088,328	204,563	36,292,891
Horseshoe-Raven	41,980,650	204,518	42,185,168
Other projects (2)	134,399	16,383	150,782
West Bear Co-Ni	7,798,507	93,880	7,892,387
Western Athabasca
Shea Creek	54,345,456	3,992	54,370,777
Other WAJV	10,929,302	-	10,929,302
All Projects Total	$182,955,389	$686,004	$183,641,393

(1)	Exploration and evaluation expenditures have been presented on a cumulative basis from July 17, 2002.
(2)	Other projects include: Axis Lake, Christie West, Key West, and Riou Lake.

Exploration and evaluation expenditures for the period ended June 30, 2022 include the following expenditures:

	Three months ended June 30	Six months ended June 30
	2022	2022

Depreciation	$19,726	$38,070
Share-based compensation (Note 13(c))	10,824	21,360
Project management fee (Note 19)	29,972	257,534
Project surcharge (Note 18)	32,475	88,600
	$92,997	$405,564

18.	Office expenses

	Three months ended June 30	Six months ended June 30
	2022	2022

Insurance	$15,469	$30,164
Office supplies and consulting	81,733	204,496
Strategic consulting (Note 23)	1,495,682	1,495,682
Rent	5,062	10,125
Telephone	1,073	2,664
Utilities	3,679	8,002
Project surcharge (Note 17)	(32,475)	(88,600)
	$1,570,223	$1,662,533

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

19.	Salaries, net of project management fees

	Three months ended June 30	Six months ended June 30
	2022	2022

Gross salaries	$235,263	$504,930
Canadian Emergency Wage Subsidy (Note 19)	-	-
Non-cash management fee offset (Note 15):
Christie Lake – 10%	(21,611)	(248,103)
West Bear Project – 10%	(8,361)	(9,431)
	$205,291	$247,396

The Christie Lake project management fee offset above arises from the 10% management fee deemed to be an expenditure for the exploration work commitment portion of the project earn-in, as per the July 15, 2016 Joint Venture Agreement with JCU.

UEX employee time spent on managing JCU is recouped through monthly management fees billed to JCU, with excess time billed as needed.

20.	Related party transactions

The value of all transactions relating to key management personnel, close members of the family of persons that are key management personnel and entities over which they have control or significant influence are as follows:

(a)	Related party transactions

Related party transactions include the following payments which were made to related parties other than key management personnel:

	Three months ended June 30	Six months ended June 30
	2022	2022

Cameco group of companies (1)	$-	$-
Management advisory board share-based payments (2)	7,388	14,762
	$7,388	$14,762

(1)

Payments related to fees paid for equipment repairs. Effective March 8, 2021, Cameco group of companies ceased to be a related party as their shareholding of UEX dropped below 10% which terminated certain rights and obligation under the Agreement dated October 23, 2001 between Cameco, Pioneer Metals and UEX.

(2)	Share-based compensation expense is the fair value of options granted which have been calculated using the Black‑Scholes option-pricing model and the assumptions disclosed in Note 13(c).

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

20.	Related party transactions (continued)

Related party transactions include the following recoveries of expenditures which were receivable from parties other than key management personnel:

	Three months ended June 30	Six months ended June 30
	2022	2022

JCU (Canada) Exploration Company Ltd (3)
Management fees	$3,000	$6,000
Exploration recoveries	429,156	470,103
	$432,156	$476,103

(3)

JCU is 50% owned by UEX; related party receipts and receivables reflect the UEX owned portion of recoveries. Recoveries of expenditures relate to JCU’s participation in the Christie Lake joint venture, recovery of administrative costs associated with acquisition of JCU, and fees related to the management of JCU. As at June 30, 2022, $17,592 was included in amounts receivable.

(b)	Key management personnel compensation

Key management personnel compensation includes management and director compensation as follows:

	Three months ended June 30	Six months ended June 30
	2022	2022

Salaries and short-term employee benefits (1)(2)(3)	$171,729	$353,806
Share-based payments (4)	134,201	269,887
Other compensation (1)(5)	59,898	119,698
	$365,828	$743,391

(1)

In the event of a change of control of the Company, certain senior management may elect to terminate their employment agreements and the Company shall pay termination benefits of up to two times their respective annual salaries at that time and all of their share purchase options will become immediately vested with all other employee benefits, if any, continuing for a period of up to two years.

(2)

In the event that Mr. Lemaitre’s (UEX’s President and CEO) employment is terminated by the Company for any reason other than as a result of a change of control, death or termination for cause, the Company will pay a termination amount equal to one year’s base salary plus any bonus owing. All other employee related benefits will continue for a period of one year following such termination. Mr. Lemaitre may also terminate the employment agreement upon three months’ written notice to the Board and receive a lump sum payment equal to his base salary plus benefits for three months.

(3)

In the event that Mr. Hamel’s (UEX’s Vice President, Exploration) employment is terminated by the company for any reason other than as a result of a change of control, death or termination for cause, the Company will pay a termination amount equal to six months’ base salary which will increase by one month salary after every year of service up to a maximum of twelve months’ base salary plus any bonus owning. Mr. Hamel may also terminate the employment agreement upon two months’ written notice to the Board and receive a lump sum payment equal to his base salary plus benefits for two months.

(4)

Share-based compensation expense is the fair value of options granted which have been calculated using the Black‑Scholes option-pricing model and the assumptions disclosed in Note 13(c) and the fair value of RSUs granted which have been calculated using the closing trading price of the Company’s shares on grant date disclosed in Note 13 (c).

(5)

Represents payments to Evelyn Abbott for CFO services rendered to the Company. In the event that Ms. Abbott’s consulting agreement is terminated by the Company for any reason other than as a result of a change of control, death or termination for cause, the Company will pay a termination amount equal to one year’s base fee plus any bonus owing. Ms. Abbott may also terminate the consulting agreement upon two months’ written notice to the Board.

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UEX CORPORATION Notes to the Condensed Interim Consolidated Financial Statements For the three and six months ended June 30, 2022 (Unaudited – Expressed in Canadian Dollars)

21.	Contingencies

Due to the size, complexity, and nature of the Company’s operations various legal matters are outstanding from time to time. By their nature, contingencies will only be resolved when one or more future events occur or fail to occur. The Company accrues for such items when a liability is both probable and the amount can be reasonably estimated. In the opinion of management, based on the information currently available, these matters will not have a material adverse effect on the consolidated financial statements of the Company.

22.	Subsequent Event and Arrangement Agreement

On June 13, 2022, the Company entered into a definitive arrangement agreement among UEX, UEC, and UEC 2022 Acquisition Corp, as amended on June 23, 2022, August 5, 2022, and August 15, 2022, pursuant to which the purchaser, a wholly owned subsidiary of UEC agreed to acquire all of the issued and outstanding common shares of UEX in exchange for UEC common shares (the “UEC Arrangement Agreement”). Under the terms of the UEC Arrangement Agreement, each holder of a common share of the Company (a “UEX Share”) would receive 0.090 of one UEC common share in exchange for each UEX Share.

The UEC Arrangement Agreement was passed by UEX securityholders in a special meeting held on August 16, 2022, and the Supreme Court of British Columbia approved the UEC Arrangement Agreement on August 18, 2022. The UEC Arrangement Agreement closed on August 19, 2022 and UEX shareholders received 0.090 common shares of UEC for each UEX common share held.

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